UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   September 21, 2004

FactSet Research Systems Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

601 Merritt 7
Norwalk, Connecticut 06851-1091
(Address of principal executive offices)

(203) 810-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

On September 21, 2004, FactSet Research Systems Inc. issued a press release announcing its results for the three and twelve months ended August 31, 2004. The press release is attached as Exhibit 99.1 to this report on Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits

                     (c)         Exhibits

Exhibit
No.	Description
–––––	––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––
99.1	Press Release of Registrant, dated September 21, 2004 reporting the results of operations for the Registrant’s fiscal year ended August 31, 2004.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC.
(Registrant)
By:

Date:	September 21, 2004	/s/ ERNEST S. WONG
––––––––––––––––––––––––––––––––––
Ernest S. Wong,
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary

EXHIBIT 99.1

EXHIBIT INDEX

Exhibit
No.	Description of Document
–––––	––––––––––––––––––––––––––––––––––––––––––––––––––––––––
99.1	Press Release of Registrant, dated September 21, 2004 reporting the results of operations for the Registrant’s fiscal year ended August 31, 2004.

FactSet Research Systems Inc.
601 Merritt 7
Norwalk, Connecticut   06851
203.810.1000/ 203.810.1001 Fax

News Release	Contacts:
Ernest Wong
Rachel Stern
FactSet Research Systems
203.810.1000

FOR IMMEDIATE RELEASE

FactSet Research Systems Reports 17.6% Rise in Revenues for the Fourth Quarter of Fiscal Year 2004

Norwalk, Conn.—September 21, 2004 — FactSet Research Systems Inc. (NYSE: FDS), a major supplier of computer-based financial and economic data to the investment community, today announced results for its fiscal fourth quarter ended August 31, 2004. Revenues, net of clearing fees of $1.9 million, increased 17.6% to $67.7 million and operating income advanced 13.5% to $23.2 million. Net income was up 8.9% to $14.7 million and diluted earnings per share rose 18.4% to $0.45, from $0.38 in the prior year period. During the fourth quarter of fiscal 2004, FactSet incurred $837,000 in office relocation costs relating to the consolidation of its Greenwich and Stamford offices into a single office in Norwalk, Connecticut. This expense reduced diluted earnings per share for the fourth quarter of fiscal 2004 and for the twelve months ended August 31, 2004 by $0.02.

For the 2004 fiscal year, revenues, net of clearing fees of $7.6 million, rose 13.3% to $251.9 million while operating income grew 14.2% to $87.6 million. Net income increased 12.8% to $58.0 million and diluted earnings per share advanced 16.2% to $1.72. Included in the fiscal 2004 and 2003 results are income tax benefits that amounted to a $0.05 and $0.04 increase, respectively, to diluted earnings per share.

FactSet Research Systems Inc.
Consolidated Statements of Income (Condensed)
	Three Months Ended			Twelve Months Ended
	August 31,			August 31,
	(unaudited)
(In thousands, except per share data)	2004	2003	Change	2004	2003	Change

Revenues	$67,682	$57,563	17.6%	$251,910	$222,295	13.3%
Total operating expenses	44,451	37,091	19.8	164,307	145,568	12.9
Operating income	23,231	20,472	13.5	87,603	76,727	14.2
Net income	14,684	13,487	8.9	58,017	51,438	12.8
Diluted earnings per share	$0.45	$0.38	18.4	$1.72	$1.48	16.2
Diluted weighted average common shares	32,654	35,393		33,744	34,816

“FactSet demonstrated growth and profitability as well as a continued commitment to providing innovative financial and economic data solutions to the worldwide investment community,” said Philip Hadley, Chairman and Chief Executive Officer. “We are very pleased with our solid financial performance for the fourth quarter and for the full fiscal year 2004. We increased our net client count by 28 and increased the workstation count by greater than 1,200 in this quarter. At August 31, 2004, the Company’s 1,059 clients, representing over 21,100 users, subscribed to services totaling $272.9 million in subscriptions, a 16.1% increase over $235.0 million in the prior year. We achieved these results while maintaining our client retention rate at over 95%. Continued investment in content and financial data solutions has enabled us to continue to meet the needs of our existing client base and expand our global presence. “Subscriptions” at a given point in time represent the forward-looking revenues for the next 12 months from all services being supplied to clients.

FactSet continued to grow its business in both the United States and international markets during the fiscal 2004 year. The main growth drivers were new client additions, additional subscriptions to databases and value-added applications, international expansion and demand for FactSet’s Portfolio Analytics application. Subscriptions from overseas offices increased 20.9% to $56.2 million from $46.5 million in fiscal 2004, representing 20.6% of the consolidated total. FactSet’s Portfolio Analytics subscriptions increased to over 385 clients, consisting of approximately 2,900 users, as of August 31, 2004.

As previously announced, FactSet closed its acquisition of the JCF Group of companies on September 1, 2004. FactSet paid consideration of €50,000,000, of which €10,000,000 was in the form of FactSet common stock. At September 1, 2004, JCF’s 368 clients (of which 39 are also FactSet clients), representing over 2,000 users, subscribed to services totaling $17.7 million in subscriptions. As of September 1, 2004, the combined FactSet and JCF subscriptions totaled approximately $290.6 million.

Other operational highlights of the fiscal year 2004 include:

•	Revenues from FactSet’s European and Pacific Rim operations were $39.2 million and $11.7 million, an increase of 15% and 16%, respectively, from fiscal 2003.
•	In January 2004, FactSet purchased two million shares of its common stock from one of its co-founders,
Howard E. Wille. Also in March 2004, the Company purchased one million shares of its common stock from its other co-founder, Charles J. Snyder.
•	In February 2004, the Company relocated one of its two primary data centers from Greenwich, Connecticut to Reston, Virginia.
•	In May 2004, the Company acquired CallStreet, LLC, a leading provider of quarterly earnings call transcripts to the investment community.
•	FactSet consolidated its Greenwich and Stamford offices into a single office in Norwalk, Connecticut. Occupancy of the Norwalk facility commenced in August 2004.
•	Included in the fiscal 2004 results are income tax benefits totaling $1.5 million relating to the settlement of prior year tax returns for certain state credits, additional state and federal tax planning and certain changes in estimates.

In the fourth quarter of fiscal 2004, revenue generated from cash paying clients totaled $53.7 million and revenue generated from commission paying clients, net of $1.9 million in clearing fees, amounted to $14.0 million. For the fiscal 2004 year, revenue generated from cash paying clients totaled $197.7 million and revenue generated from commission paying clients, net of $7.6 million in clearing fees, amounted to $54.2 million.

Business Outlook
The following forward-looking statements reflect FactSet’s expectations as of September 21, 2004. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

First Quarter Fiscal 2005 Expectations
•	Revenues are expected to range between $73.0 million and $75.0 million.
•	Operating margins are expected to range between 32.0% and 34.0%.
•	The effective tax rate is expected to range between 36.0% and 37.0%.

Full Year Fiscal 2005
•	Capital expenditures should total approximately $22 million.

This news release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, subscriptions and expected expenditures and financial results are forward-looking statements. Forward-looking statements may be identified by words like “expected,” “anticipates,” “plans,” “intends,” “projects,” “should,” “indicates,” “continues”, “subscriptions” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet’s filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the ability to integrate newly acquired operations, the ability to hire qualified personnel; maintenance of the Company’s leading technological position; the impact of global market trends on the Company’s revenue growth rate and future results of operations; the negotiation of contract terms with corporate vendors and data suppliers; the retention of key clients and key personnel; the absence of U.S. or foreign governmental regulation restricting international business; and the sustainability of historical levels of profitability and growth rates in cash flow generation.

Conference Call
The Company will host a conference call today, September 21st, at 11:00 a.m. (EST) to review the fourth quarter 2004 earnings release. To listen, please visit the investor relations section of the Company’s website at www.factset.com.

About FactSet
FactSet Research Systems Inc. is a leading provider of global financial and economic information, including fundamental data on tens of thousands of companies worldwide. Combining more than 200 databases into its own dedicated online service, the Company also provides the tools to download, combine and manipulate the data for investment analysis.

The Company, headquartered in Norwalk, Connecticut, was formed in 1978 and now conducts operations along with its affiliates from over twenty-two locations worldwide, including Boston, New York, Chicago, San Mateo, London, Frankfurt, Paris, Tokyo, Hong Kong, and Sydney.

FactSet Research Systems Inc.
Consolidated Statements of Financial Condition

(In thousands)	August 31,	August 31,
ASSETS	2004	2003

Cash and cash equivalents	$ 78,580	$ 51,126
Investments	19,524	118,136
Receivables from clients and clearing brokers, net	45,935	35,704
Deferred taxes	5,875	5,493
Other current assets	4,834	1,888
Total current assets	154,748	212,347
Property, equipment and leasehold improvements, net	43,909	19,347
Goodwill	19,937	13,677
Intangible assets, net	5,944	5,195
Deferred taxes	3,098	3,467
Other assets	2,291	2,126
Total assets	$229,927	$256,159
	=======	=======
LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$ 21,123	$ 13,793
Accrued compensation	17,328	15,228
Deferred fees	9,530	9,876
Dividends payable	2,182	2,020
Current taxes payable	7,624	2,457
Total current liabilities	57,787	43,374
Deferred rent and other liabilities	7,594	556
Total liabilities	65,381	43,930
	=====	=====

Stockholders’ Equity:
Common stock	352	346
Capital in excess of par value	60,420	47,413
Retained earnings	243,324	193,611
Treasury stock, at cost	(139,504)	(28,991)
Accumulated other comprehensive income	(46)	(150)
Total stockholders’ equity	164,546	212,229

Total liabilities and stockholders’ equity	$229,927	$256,159
	=======	=======

FactSet Research Systems Inc.
Consolidated Statements of Income

	Three Months Ended		Twelve Months Ended
	(unaudited)
	August 31,	August 31,	August 31,	August 31,
(In thousands, except per share)	2004	2003	2004	2003

Revenues	$67,682	$57,563	$251,910	$222,295

Cost of services	19,727	17,475	74,191	66,286
Selling, general and administrative	24,724	19,616	90,116	79,282

Total operating expenses	44,451	37,091	164,307	145,568

Income from operations	23,231	20,472	87,603	76,727

Other income	127	638	1,772	2,289

Income before income taxes	23,358	21,110	89,375	79,016

Provision for income taxes	8,674	7,623	31,358	27,578

Net income	$14,684	$13,487	$58,017	$51,438
	======	======	======	======

Basic earnings per common share	$0.47	$0.40	$1.80	$1.53
	====	====	====	====
Diluted earnings per common share	$0.45	$0.38	$1.72	$1.48
	====	====	====	====
Weighted average common shares (Basic)	31,133	33,602	32,272	33,637
	=====	=====	=====	=====
Weighted average common shares (Diluted)	32,654	35,393	33,744	34,816
	=====	=====	=====	=====

FactSet Research Systems Inc.
Consolidated Statements of Cash Flows	Twelve Months Ended
	August 31,	August 31,
(In thousands)	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$58,017	$51,438
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	14,658	17,541
Deferred tax (benefit) provision	(693)	1,458
Gain on sale of equipment	(316)	(80)
Accrued ESOP contribution	2,640	2,450
Net income adjusted for non-cash items	74,306	72,807
Changes in assets and liabilities, net of effects of acquisitions
Receivables from clients and clearing brokers	(10,163)	(3,786)
Accounts payable and accrued expenses	6,708	2,366
Accrued compensation	1,892	1,348
Deferred fees	(1,127)	(1,089)
Current taxes payable	5,167	934
Other working capital accounts, net	(1,730)	19
Income tax benefits from stock option exercises	1,317	2,112
Net cash provided by operating activities	76,370	74,711

CASH FLOWS FROM INVESTING ACTIVITIES
Sales (Purchases) of investments, net	98,716	(32,411)
Acquisition of businesses, net of cash acquired	(6,478)	(7,702)
Landlord contributions to leasehold improvements	6,092	– –
Purchases of property, equipment and leasehold improvements	(37,838)	(8,457)
Net cash provided by (used in) investing activities	60,492	(48,570)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend payments	(7,736)	(6,673)
Repurchase of common stock	(110,513)	(22,111)
Proceeds from employee stock plans	8,841	8,950
Net cash used in financing activities	(109,408)	(19,834)

Net increase in cash and cash equivalents	27,454	6,307
Cash and cash equivalents at beginning of period	51,126	44,819
Cash and cash equivalents at end of period	$78,580	$51,126
	======	======